                                                                   Exhibit 10.46




                              EMPLOYMENT AGREEMENT



                                       I

                                    PARTIES

     This Employment Agreement (the "Agreement") is made on June 10, 1996 by and between GT BICYCLES, INC. (hereinafter "Employer"), and ROBERT C. IPPOLITO (hereinafter "Employee").


                                       II

                                    RECITALS

     2.1 Employer is engaged in the business of manufacturing, distributing and marketing bicycles, and related parts and accessories in the specialty Independent Bicycle Dealer (IBD) market.

     2.2 Employer desires to retain the services of Employee and Employee desires to be so engaged under the terms of this Agreement.

     2.3 In consideration of the mutual promises, covenants and conditions contained herein, the parties hereto agree as follows:


                                      III

                                   AGREEMENT

     3.1 POSITION: Employer hereby hires Employee as Vice President of Corporate Development. Employee shall do and perform all services and acts necessary or advisable to carry out

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Employment Agreement
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Employee's duties subject always to the direct supervision and control of the Board of Directors of Employer.

     3.2 TIME AND EFFORT: Employee shall devote his entire productive time, attention, knowledge and skill to the business and interests of Employer. Employer shall be entitled to all the benefits and profits arising from or incident to any and all services performed by Employee pursuant to this Agreement.

     3.3 TERM: The term ("Term") of this Agreement shall commence on approximately June 1, 1996 and shall continue for an initial period of three (3) years and shall thereafter automatically renew from year to year, unless sooner terminated as provided herein.

     3.4  NOTICE PROVISION:   In the event Employer elects not to renew this
agreement either at the conclusion of the initial five-year period or at the conclusion of any subsequent one-year term, written notice shall be required to be given by Employer to Employee six months in advance of the expiration term of this agreement with the exception in that Employer terminates Employee due to cause.

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Employment Agreement
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                                       IV

                                  COMPENSATION

     4.1 MINIMUM COMPENSATION: Employer agrees to pay Employee and Employee agrees to accept as compensation for the services and obligations set forth herein as a Minimum Compensation the sum of $ 105,000 per annum, which sum shall be paid to Employee by Employer in equal semi- monthly installments to be tendered to Employee on the first and fifteenth day of each month, or at such other intervals as may be mutually agreed by Employer and Employee.

     4.2 ADDITIONAL ANNUAL COMPENSATION: Employer may, but is not obligated to, pay Employee as Additional Annual Compensation, during each calendar year ending during the Term of this Agreement, such sums as may annually be determined by the Board of Directors, including bonus, regular and cost-of-living increases and adjustments. It is expected that employee's additional annual compensation (AKA "bonus") will range between fifteen and twenty-five percent (15-25%) of his annual minimum compensation.


                                       V

                               EMPLOYEE BENEFITS

     5.1 EMPLOYER POLICY: Employee shall be eligible for all employee benefits adopted by Employer during the Term of his Agreement, as set forth in the Employee Manual of Employer, including profit sharing and Employee Stock Purchase program.

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     5.2 BUSINESS EXPENSES: Employer will reimburse Employee for all reasonable business expenses incurred by Employee in the performance of Employee's duties provided that:

          (a) Each such expenditure qualifies as a proper deduction of Employer for federal income tax purposes; and

          (b) Employee furnishes to Employer adequate records and other documentary evidence required to substantiate such expenditures as a proper deduction for federal income tax purposes. Any reimbursed expense payment to Employee that is disallowed, in whole or in part, as a deductible business expense of Employer for federal income tax purposes shall be immediately repaid to Employer by Employee to the full extent of such disallowance.


                                       VI

                                  TERMINATION

     6.1 FOR CAUSE: If Employee willfully breaches or habitually neglects the duties to be performed by Employee under this Agreement, Employer may, at its option, immediately terminate this Agreement.

     6.2  OTHER TERMINATION:  This Agreement shall terminate upon:

          (a)   The death or legal incapacity of Employee;

          (b) The filing of any petition by or against Employer under any chapter of the Bankruptcy Act, or other federal or state

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insolvency or bankruptcy act, and the continuance thereof for thirty (30) days;

          (c) The appointment of a receiver or trustee to take possession of all or substantially all of the assets of Employer, and the continuance thereof for thirty (30) days;

          (d) A general assignment for the benefit of creditors of Employer, and the continuance thereof for thirty (30) days;

          (e)   The dissolution and winding up of the business of Employer.


                                      VII

              NONDISCLOSURE OF INFORMATION CONCERNING BUSINESS

     Employee shall not at any time, whether during or subsequent to the term of Employee's employment, unless specifically consented to in writing by Employer, either directly or indirectly use, divulge, disclose or communicate to any person, firm, or corporation, in any manner whatsoever, any confidential information concerning any matters affecting or relating to the business of Employer, including, but not limited to the names, buying habits, or practices of any of its customers, its marketing methods and related data, the names of any of its vendors or suppliers, costs of materials, the prices it obtains or has obtained or at which it sells or has sold its products or services, manufacturing and sales

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costs, lists or other written records used in Employer's business, compensation paid to employees and other terms of employment, or any other confidential information of, about, or concerning the business of Employer, its manner of operation, or other confidential data of any kind, nature, or description. The parties hereby stipulate that as between them, the foregoing matters are important, material, confidential, and proprietary and affect the successful conduct of Employer's business and its goodwill, and that any breach of any term of this paragraph is a material breach of this Agreement.



                                      VIII

                   PROPRIETARY INTEREST AND BOOKS AND RECORDS

     8.1 INVENTIONS: All inventions, improvements, ideas and disclosures (whether or not patentable) conceived or reduced to practice (actually or constructively) by Employee during the term of this Agreement which are directly or indirectly related to Employer's business shall be the property of Employer. Employee shall execute and deliver to Employer, at Employer's expense, all instruments of assignment necessary to vest title to such intangible rights in Employer, and, if requested, to execute all

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applications for issuance of Letters Patent in the United States or abroad and assignments thereof.

     8.2 EXCLUSIONS: This Article does not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870, the provisions of which are as follows:

          "Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's own time, and (a) which does not relate (1) to the business of the employer or (2) to the employer's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable."

     8.3 BOOKS AND RECORDS: All equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, and all other written and graphic records affecting or relating to the business of Employer which Employee shall prepare, use, construct, observe, possess, or control shall be and remain the sole and exclusive property of Employer.

     In the event of termination of employment for any reason whatsoever, whether voluntary or involuntary, Employee shall promptly deliver to Employer all equipment, notebooks, documents,

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memoranda, reports, files, samples, books, correspondence, lists, or other written or graphic records relating to the business of Employer which are or have been in the possession of under the control of Employee.


                                       IX

                                  COMPETITION

     9.1  COMPETING BUSINESS:

          (a) During the term of this Agreement, Employee shall not directly or indirectly own an interest in, operate, join, control, or participate in, or serve as an officer, director, employee of, or an independent contractor or consultant to any proprietorship, corporation, partnership, or other entity producing, designing, providing, soliciting orders for, selling, distributing, or marketing products, goods, equipment, or services which directly or indirectly compete with the products, goods, equipment and services of Employer.

          (b) During the one (1) year period following termination of this Agreement, for any reason, Employee shall not undertake any activity competitive with the business of Employer, whether as an officer, director, employee, independent contractor, consultant, partner, shareholder, or principal of any corporation, partnership, proprietorship, or other entity if the loyal and

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complete fulfillment of the duties of the competitive activity would require Employee to reveal or otherwise use, any confidential business information or trade secrets of Employer to which Employee had access.

     9.2 BUSINESS PLANNING: During the term of this Agreement, Employee shall not undertake planning for, or, organization of any business activity competitive with the business of Employer, or combine or conspire with other employees or representatives of Employer for the purpose of organizing any business activity competitive with the business of Employer.

     9.3  SOLICITATION OF EMPLOYEES:   During the term of this Agreement and for
a one (1) year period following termination of this Agreement, for any reason, Employee shall not directly or indirectly, or by action in concert with others, induce or influence, or seek to induce or influence, any employee, agent, independent contractor, or other business affiliate of Employer to terminate his relationship with Employer.

     9.4  SOLICITATION OF INDEPENDENT BICYCLE DEALER (IBD) CUSTOMER ACCOUNTS:
During the term of this Agreement, and for a six-month period following termination of this Agreement, for any reason, Employee shall not, directly or indirectly, for himself or any other person, firm or corporation, divert, take away, call on, or solicit, any of the IBD customer accounts of Employer or its

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affiliates, subsidiaries or licensees, including, but not limited to, those IBD customer accounts which Employee called upon, solicited, or became acquainted with while engaged as an employee of Employer.


                                       X

                                    REMEDIES

     10.1 SCOPE OF COVENANTS: Each of the covenants of Employee contained in this Agreement shall be construed as a separate and independent covenant covering the respective subject matter of the covenant in each of the separate counties and states in the United States in which Employer transacts business. To the extent that any covenant shall be determined to be judicially unenforceable in any one or more county or state, that covenant shall not be affected with respect to every other county and state, each covenant being construed as severable and independent.

     10.2 INJUNCTIVE RELIEF: Employee acknowledges that should he violate any of the covenants contained in this Agreement, it will be difficult to determine the resulting damages to Employer and, in addition to any other remedies it may have, Employer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

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                                       XI

                                     NOTICE

     All notices, requests, demands and other communication required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telegram or mailed first class, postage prepaid or by registered or certified mail as follows:

     If to Employer:      GT BICYCLES, INC.
                          3100 W. Segerstrom Avenue
                          Santa Ana, CA 92704

     If to Employee:      ROBERT C. IPPOLITO
                          30 Jeanette Drive
                          Massapequa, NY 11758


                                      XII

                                 MISCELLANEOUS

     12.1 DELEGATION OF DUTIES: Employee may not delegate the services and obligations he is required to perform under this Agreement. The parties agree that as between them, the services to be performed hereunder are personal and any attempt by Employee to delegate his duties hereunder shall be null and void.

     12.2 AMENDMENT: This Agreement may be modified or amended only by and to the extent of the written agreement of Employer and Employee.

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     12.3 SUCCESSORS: This Agreement shall be binding upon and shall insure to the benefit of the successors and assigns of the parties to the extent this Agreement is assignable.

     12.4 ENTIRE AGREEMENT: This Agreement contains the entire agreement of the parties hereto and supersedes any prior written or oral agreement between them relating to the subject matter contained herein.

     12.5 GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of California. If any legal action is necessary to enforce the terms and conditions of this Agreement, Employer and Employee agree that the Superior Court of California, County of Orange, shall be the sole venue and jurisdiction for the bringing of such action.

     12.6 SECTION HEADINGS: The various section headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any section thereof.

     12.7  SEVERABILITY:    If any term, provision, covenant or condition of
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     12.8 ATTORNEY FEES: If any legal action is necessary to enforce the terms and conditions of this Agreement, the prevailing

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party shall be entitled to recover all costs of suit and reasonable attorney fees as determined by the court.

     12.9 COUNTERPARTS: This Agreement may be executed in one or more counterparts which, taken together, shall constitute one agreement.


                                      XIII

                                   EXECUTION

     The parties hereto have executed this Agreement, which shall be effective as of the date first mentioned above.


                                        EMPLOYER:

                                        GT BICYCLES, INC.


                                        By: __________________________________
                                                  Richard W. Long, President



                                        EMPLOYEE:


                                        ___________________________________
                                                  Robert C. Ippolito